Exhibit 21

	Entity Name	Jurisdiction of Formation
1.	1902 Federal Road, LLC	Delaware
2.	Airfoil Technologies International-Ohio, Inc.	Delaware
3.	Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico
4.	Arrow Internacional de Mexico, S.A. de C.V.	Mexico
5.	Arrow International CR, a.s.	Czech Republic
6.	Arrow International Investment Corp.	Delaware
7.	Arrow International, Inc.	Pennsylvania
8.	Arrow Interventional, Inc.	Delaware
9.	Arrow Medical Holdings B.V.	Netherlands
10.	Distribuidora Arrow, S.A. de C.V.	Mexico
11.	EON Surgical Ltd.	Israel
12.	Hotspur Technologies, Inc.	Delaware
13.	Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico
14.	Human Medics Co., Ltd.	South Korea
15.	ICOR AB	Sweden
16.	IH Holding LLC	Delaware
17.	Inmed Manufacturing Sdn. Bhd.	Malaysia
18.	Intavent Direct Limited	United Kingdom
19.	LMA Medical Innovations Limited	Seychelles
20.	LMA Urology B.V.	Netherlands
21.	LMA Urology Limited	Seychelles
22.	LMA Urology Schweiz AG	Switzerland
23.	Mayo Healthcare Pty Ltd	Australia
24.	Medical Innovation B.V.	Netherlands
25.	Medical Service GmbH	Germany
26.	Nostix, LLC	Colorado
27.	Osprey Insurance Company	Arizona
28.	Rusch Asia Pacific Sdn. Bhd.	Malaysia
29.	Rüsch Austria GmbH	Austria
30.	Rusch Mexico, S.A. de C.V.	Mexico
31.	Rusch Uruguay Ltda.	Uruguay
32.	Simal SA	Belgium
33.	Sometec Holdings SAS	France
34.	Technology Development Corporation	Pennsylvania
35.	Technology Holding Company II	Delaware
36.	Technology Holding Company III	Delaware
37.	Teleflex Care	Bermuda
38.	Teleflex Funding LLC	Delaware
39.	Teleflex Grundstücks GmbH & Co. KG	Germany
40.	Teleflex Health Ltd.	Bermuda
41.	Teleflex Holding Netherlands B.V.	Netherlands
42.	Teleflex Holding Singapore Pte. Ltd.	Singapore
43.	Teleflex Korea Ltd.	South Korea
44.	Teleflex Life Sciences	Ireland
45.	Teleflex Lux Holding S.à r.l.	Luxembourg
46.	Teleflex Medical (Proprietary) Limited	South Africa
47.	Teleflex Medical Asia Pte. Ltd.	Singapore
48.	Teleflex Medical Australia Pty Ltd	Australia
49.	Teleflex Medical B.V.	Netherlands
50.	Teleflex Medical Brasil Serviços e Comércio de Produtos Médicos Ltda.	Brazil
51.	Teleflex Medical BVBA	Belgium
52.	Teleflex Medical Canada Inc.	Canada
53.	Teleflex Medical Chile SpA	Chile
54.	Teleflex Medical Colombia S.A.S.	Colombia
55.	Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico
56.	Teleflex Medical Devices S.à r.l.	Luxembourg
57.	Teleflex Medical EDC BVBA	Belgium
58.	Teleflex Medical Europe Limited	Ireland
59.	Teleflex Medical GmbH	Germany
60.	Teleflex Medical GmbH	Switzerland
61.	Teleflex Medical Hellas s.a.	Greece
62.	Teleflex Medical Incorporated	California
63.	Teleflex Medical Japan Ltd.	Japan
64.	Teleflex Medical New Zealand	New Zealand
65.	Teleflex Medical Private Limited	India
66.	Teleflex Medical S.r.l.	Italy
67.	Teleflex Medical SAS	France
68.	Teleflex Medical Sdn. Bhd.	Malaysia
69.	Teleflex Medical Technology Ltd	Cyprus
70.	Teleflex Medical Trading (Shanghai) Co., Ltd.	China
71.	Teleflex Medical Tuttlingen GmbH	Germany
72.	Teleflex Medical, S.A.	Spain
73.	Teleflex Medical, s.r.o.	Czech Republic
74.	Teleflex Medical, s.r.o.	Slovakia
75.	Teleflex Research S.à r.l.	Luxembourg
76.	Teleflex Swiss Holding GmbH	Switzerland
77.	TFX Aviation Inc.	California
78.	TFX Beteiligungsverwaltungs GmbH	Germany
79.	TFX Development LLC	Delaware
80.	TFX Engineering Ltd.	Bermuda
81.	TFX Equities Incorporated	Delaware
82.	TFX Group Limited	United Kingdom
83.	TFX Holding GmbH	Germany
84.	TFX International Corporation	Delaware
85.	TFX International SAS	France
86.	TFX Medical Wire Products, Inc.	Delaware
87.	TFX North America Inc.	Delaware
88.	The Laryngeal Mask Company (Malaysia) Sdn. Bhd.	Malaysia
89.	The Laryngeal Mask Company (Singapore) Pte. Ltd.	Singapore
90.	The Laryngeal Mask Company Limited	Seychelles
91.	T.K India Private Limited	India
92.	Truphatek (Beijing) Trading Co., Ltd.	China
93.	Truphatek Holdings (1993) Limited	Israel
94.	Truphatek International Limited	Israel
95.	Truphatek Product Resources India Private Limited	India
96.	Truphatek, Inc.	Missouri
97.	Vasonova, Inc.	Delaware
98.	Vidacare B.V.	Netherlands
99.	Vidacare LLC	Delaware
100.	Willy Rüsch GmbH	Germany
101.	Willy Rüsch + Seidel Medicalprodukte GmbH i.L.	Germany
102.	WIRUTEC Rüsch Medical Vertriebs GmbH	Germany
103.	Wolfe-Tory Medical, Inc.	Utah